UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2013

Carey Watermark Investors Incorporated

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54263	26-2145060
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Carey Watermark Investors Incorporated (“CWI”) is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to amend its current report on Form 8-K as filed with the Securities and Exchange Commission on July 16, 2013 (the “Original Report”) to provide additional information under Item 2.01(c) of Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this Amendment is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

(a), (b) and (d)

On July 10, 2013, a wholly-owned subsidiary of Carey Watermark Investors Incorporated (“CWI”) acquired a 75% interest in a newly formed joint venture owning the Fairmont Sonoma Mission Inn & Spa with Fairmont Hotels & Resorts, the property owner and an unaffiliated third party. The 226-room resort is located in Sonoma, California.  The joint venture’s total investment in the property is approximately $97.1 million. CWI’s investment in the property is approximately $73.3 million in the aggregate, including its allocated portion of debt and approximately $1.9 million in acquisition-related costs. CWI’s investment was made in the form of a preferred equity interest that carries a cumulative preferred dividend of 8.5% per year, which is payable after Fairmont Hotels & Resorts receives $150,000 in cumulative distributions. The hotel will be managed by Fairmont Hotels & Resorts (Maryland) LLC. A copy of the press release announcing the transaction was filed as Exhibit 99.1 to the Original Report.

In connection with the acquisition, the joint venture obtained $44.0 million in non-recourse debt financing, with an annual interest rate effectively fixed at 4.13% and a maturity date of July 10, 2018.

(c)

Charles Henry is a member of CWI’s board of directors and of its investment committee. He also serves as a director of FRHI Holdings Limited, the indirect parent of both the seller and manager of the property.  Mr. Henry did not participate in any discussions regarding the investment by the CWI board or its investment committee.

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by, reference to the Limited Liability Company Operating Agreement of CWI-Fairmont Sonoma Hotel, LLC, by and between CWI Sonoma Hotel, LLC and Fairmont Hotels and Resorts  (Maryland) LLC, dated as of July 10, 2013. A copy of the agreement was filed as Exhibit 10.1 to the Original Report and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(a) and (b)

Pursuant to Items 9.01(a) and (b) of Form 8-K, the registrant hereby undertakes to file any financial statements required to be filed in response to Item 2.01 of Form 8-K through an amendment to this Report within 71 days after the date that the Original Report was filed.

(d) Exhibits

Exhibit No.      Description

10.1                                                                    Limited Liability Company Operating Agreement of CWI-Fairmont Sonoma Hotel, LLC, by and between CWI Sonoma Hotel, LLC and Fairmont Hotels and Resorts (Maryland) LLC, dated as of July 10, 2013 (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on July 16, 2013).

99.1                                                                    Press Release titled “Carey Watermark Investors Acquires Sonoma Resort in Joint Venture with Fairmont Hotels & Resorts issued on July 11, 2013 (Incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed on July 16, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated

Date: July 24, 2013	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer